Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com Sameer Murukutla + 1 646 767 4864 Sameer.Murukutla@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com Savannah Steele + 1 646 767 4941 Savannah.Steele@Tradeweb.com

TRADEWEB REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

New York, July 30, 2026 – Tradeweb Markets Inc. (Nasdaq: TW), a global leader in electronic trading across asset classes, today reported financial results for the quarter ended June 30, 2026.

$558.9 million quarterly revenues, an increase of 9.0% (8.3% on a constant currency basis) compared to prior year period
$245.1 million quarterly international revenues, an increase of 13.9% (12.3% on a constant current basis) compared to prior year period
$3.0 trillion average daily volume (“ADV”) for the quarter, an increase of 18.2% compared to prior year period; quarterly ADV records in rates futures, fully electronic U.S. high yield credit, convertibles/swaps/options and repurchase agreements
$206.7 million net income and $228.1 million adjusted net income for the quarter, increases of 17.8% and 10.7%, respectively, from prior year period
54.4% adjusted EBITDA margin and $304.1 million adjusted EBITDA for the quarter, compared to 54.2% and $277.9 million, respectively, for prior year period
$0.85 diluted earnings per share (“Diluted EPS”) and $0.97 adjusted diluted earnings per share for the quarter
$0.14 per share quarterly cash dividend declared, a 16.7% per share increase from prior year period

Billy Hult, CEO of Tradeweb:
“Our second quarter results reflect the resilience and diversification of our global, multi-asset platform, with strong volume growth across the business despite more normalized volatility compared to the first quarter of 2026. International revenue continued to accelerate, and client adoption of Tradeweb AiEX continued to increase as clients further embedded automation into their trading workflows — a trend that continues to reinforce the long-term structural shift toward electronic trading.

In our core markets, we advanced our credit offering with the launch of TARA, our first generative AI-powered research assistant for institutional credit trading, and the introduction of spread trading for European credit portfolios, enabling clients to execute at the portfolio level within a single, integrated workflow. We also announced the adoption of Tradeweb's iNAV by Xtrackers across its European-listed ETFs, highlighting our commitment to supporting more efficient ETF trading and building confidence across the broader market.

In frontier markets, we deepened our partnership with Kalshi, integrating prediction market data and a dedicated pricing index into institutional trading workflows, while continuing to invest in our digital asset capabilities on the Canton Network. Together, these initiatives reflect our commitment to investing in the technologies and partnerships that we believe will define the next phase of electronic trading.

With a strong foundation across our core and emerging products, we remain focused on delivering for our clients and driving durable, long-term growth."

SELECT FINANCIAL RESULTS	2Q26	2Q25	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands, except per share amounts)(Unaudited)							Asset Class	Product	2Q26	2Q25	YoY
GAAP Financial Measures							Rates	Cash	$596	$546	9.0%
Total revenue	$558,946	$512,971	9.0%		8.3%			Derivatives	1,180	897	31.6%
Rates	$302,490	$274,517	10.2%		9.5%			Total	1,776	1,443	23.1%
Credit	$128,392	$124,295	3.3%		2.7%		Credit	Cash	19	18	6.5%
Equities	$38,891	$34,252	13.5%		12.1%			Derivatives	23	20	19.6%
Money Markets	$43,976	$41,636	5.6%		5.2%			Total	43	38	13.3%
Market Data	$37,288	$30,417	22.6%		22.7%		Equities	Cash	16	14	16.9%
Other	$7,909	$7,854	0.7%		0.7%			Derivatives	16	14	17.8%
Operating Income	$245,262	$199,853	22.7%					Total	32	28	17.3%
Net income	$206,686	$175,522	17.8%				Money Markets	Cash	1,161	1,040	11.7%
Net income attributable to Tradeweb Markets Inc. (2)	$181,318	$153,782	17.9%					Total	1,161	1,040	11.7%
								Total	$3,013	$2,548	18.2%
Diluted EPS	$0.85	$0.71	19.7%
Net income margin	37.0%	34.2%	+276	bps
Non-GAAP Financial Measures
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA (1)	$304,135	$277,896	9.4%		7.8%
Adjusted EBITDA margin (1)	54.4%	54.2%	+24	bps	-27	bps
Adjusted EBIT (1)	$282,550	$260,322	8.5%		6.7%
Adjusted EBIT margin (1)	50.6%	50.7%	-20	bps	-74	bps
Adjusted Net Income (1)	$228,149	$206,149	10.7%		8.9%
Adjusted Diluted EPS (1)	$0.97	$0.87	11.5%		10.3%

DISCUSSION OF RESULTS
Rates – Revenues of $302.5 million in the second quarter of 2026 increased 10.2% compared to prior year period (increased 9.5% on a constant currency basis). Rates ADV was up 23.1% from prior year period, including record ADV in rates futures. U.S. government bond ADV was up 5.3% from prior year period, driven by strong institutional and wholesale activity, with institutional volumes reaching their second highest month on record in May 2026. Swaps/swaptions ≥ 1-year ADV was up 26.5% from prior year period, driven by fluctuating global central bank policy expectations and evolving geopolitical uncertainty. European government bonds ADV was up 17.3% from prior year period, led by strong volumes across our institutional client channel. Mortgages ADV was up 10.7% from prior year period, including strong To-Be-Announced ("TBA") activity, which was primarily driven by increased trading year-over-year ("YoY") from asset managers and hedge funds. Tradeweb's specified pool platform saw higher trading activity YoY, supported by continued momentum in client adoption and an expanding dealer roster. The 10.3% decline in rates derivatives ≥ 1-year average variable fees per million in the second quarter of 2026 compared to prior year period was primarily driven by a mix shift within currencies, which carry a relatively lower fee per million as well as lower duration.

Credit – Revenues of $128.4 million in the second quarter of 2026 increased 3.3% compared to prior year period (increased 2.7% on a constant currency basis). U.S. credit ADV was up 10.3% from prior year period, including record ADV in fully electronic U.S. high yield credit, as well as continued client adoption of trading protocols, including in Portfolio Trading ("PT"), Request-for-Quote ("RFQ") and Tradeweb AllTrade®. European credit ADV was up 23.4% from prior year period, driven by a diverse set of protocols, particularly PT and Tradeweb Automated Intelligent Execution ("AiEX"). Credit derivatives ADV was up 19.6% from prior year period, driven by increased hedge fund and systematic account activity YoY which led to increased swap execution facility ("SEF") and multilateral trading facility ("MTF") credit default swaps activity. Municipal bond ADV was down 12.2% from prior year period, outperforming the market which was down 16% from prior year period (based on MSRB). We reported 19.0% share of fully electronic U.S. high grade TRACE, up 101 basis points (bps) from prior year period and 8.5% share of fully electronic U.S. high yield TRACE, up 32 bps from prior year period. We also reported 25.7% total share of U.S. high grade TRACE, down 29 bps from prior year period and 11.1% total share of U.S. high yield TRACE, up 44 bps from prior year period. The 11.4% decline in cash credit average variable fees per million in the second quarter of 2026 compared to prior year period was primarily driven by a mix shift away from municipal bonds and retail U.S. credit, which carry a relatively higher fee per million, as well as a mix shift towards European credit and portfolio trading, which carry a relatively lower fee per million.

Equities – Revenues of $38.9 million in the second quarter of 2026 increased 13.5% compared to prior year period (increased 12.1% on a constant currency basis). Equities ADV was up 17.3% from prior year period, with record ADV in convertibles/swaps/options. Volumes were driven by strong activity in U.S. and international exchange traded funds ("ETFs"), with robust activity in our institutional and wholesale channels, as the client base grew and clients' adoption of our automated trading functionality continued to grow YoY.

Money Markets – Revenues of $44.0 million in the second quarter of 2026 increased 5.6% compared to prior year period (increased 5.2% on a constant currency basis). Money Markets ADV was up 11.7% from prior year period, driven by record ADV in global repurchase agreements as a result of increased client participation across the platform, as well as Tradeweb ICD Portal activity, which was driven by both existing clients and new client additions.

Market Data – Revenues of $37.3 million in the second quarter of 2026 increased 22.6% compared to prior year period (increased 22.7% on a constant currency basis), primarily due to amendments to our LSEG market data license agreement which were effective as of November 2025, as well as growth in our proprietary market data revenues. The amended market data license agreement included higher overall fees and a change in the timing of the delivery of periodic historical data sets, with more frequent deliveries scheduled under the amended agreement and a corresponding increase in revenue during the second quarter of 2026.

Other – Revenues of $7.9 million in the second quarter of 2026 remained relatively flat compared to prior year period.

Operating Expenses of $313.7 million in the second quarter of 2026 remained relatively flat compared to $313.1 million in prior year period as the increase in technology and communication expense due to increased investment in our data strategy and infrastructure and increased data fees driven primarily by higher trading volumes period-over-period was partially offset by a decrease in general and administrative expenses primarily due to a decrease in foreign exchange losses.

Adjusted Expenses of $276.4 million in the second quarter of 2026 increased 9.4% (increased 9.9% on a constant currency basis) compared to prior year period primarily due to (i) an increase in technology and communication expense due to increased investment in our data strategy and infrastructure and increased data fees driven primarily by higher trading volumes period-over-period and (ii) an increase in depreciation and amortization expense primarily relating to capitalized internally developed software and technology hardware. Please see "Non-GAAP Financial Measures" below for additional information.

Non-operating Income – Other income (loss), net of $7.3 million of income in the second quarter of 2026 compared to the prior year period income of $12.7 million, primarily included $26.6 million in unrealized gains on minority equity investments during the second quarter of 2026, partially offset by a $15.1 million unrealized loss related to our Canton Coin holdings and a $3.7 million decrease in fair value of our investment in Canton Strategic Holdings. Other income in the second quarter of 2025 included $18.1 million in unrealized gains relating our Canton Coin holdings, partially offset by a $5.4 million loss due to the impairment of a minority equity investment. Other income (loss), net is excluded from all non-GAAP financial measures.
RECENT HIGHLIGHTS
July 2026
•Announced the completion of a landmark real-time transaction involving tokenized U.S. Treasuries on Tradeweb with the Canton Network.
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•Announced our multi-year partnership with professional golfer James Nicholas.
•Participated in the Depository Trust & Clearing Corporation (DTCC)'s successful processing of U.S. Treasury transactions using tokenized assets held at The Depository Trust Company (DTC) - the largest tokenization production initiative to date.
•Extended the distribution of our licensed Tradeweb FTSE Benchmark Closing Prices through Pyth Network's Data Marketplace, alongside pricing derived from our electronic fixed income marketplaces.
•Recognized in numerous awards, including: Most Influential in European Finance – Enrico Bruni (Financial News); Best Fixed Income Trading Solution – Tradeweb (Capital Markets Technology Awards APAC 2026).

Second Quarter 2026

Core Markets
•Announced that Xtrackers, the ETF and ETC platform of DWS, has adopted Tradeweb’s iNAVs across its European-listed ETFs, adding an independent, real time intraday pricing reference for market participants.
•Contributed Tradeweb’s iNAV data to the new Pyth Data Marketplace from Pyth Network, expanding access to our high-quality, intraday ETF valuations via on-chain infrastructure.
•Introduced TARA, an AI-powered research assistant for institutional credit trading, designed to help institutional U.S. credit market participants transform trading data into actionable real-time market intelligence and trading insights.
•Launched spread trading for European credit portfolios, enabling portfolio-level execution on a spread within a single, integrated workflow.
•Selected by the European Central Bank to facilitate the lending of French, German, Italian and Spanish public sector securities against cash collateral.
•Announced the first Swap Exchange for Physical (EFP) Unwind transaction executed on Tradeweb, with Ardea Investment Management and Deutsche Bank Investment Bank providing liquidity.
•Published the annual 2026 Tradeweb ICD Portal Client Survey.

Frontier Markets
•Expanded our Kalshi partnership, integrating Kalshi prediction market data and a dedicated pricing index into institutional trading workflows on Tradeweb.

Awards
•Recognized in numerous awards, including: Rising Stars of European Finance 2026 – Melanie Hazan (Financial News); Most Effective Platform for Trading Rates – Tradeweb (Markets Media Bond Market Awards 2026); Rising Star – Nicole Hasbrouck (Women’s Bond Club Awards); Excellence in Talent Management – Isabella Teixeira (Women in Finance Asia Awards); Best in Fixed Income – Tradeweb (Global Markets Choice Awards 2026); Top Innovator – Tradeweb (TabbFORUM NOVA Awards 2026).
CAPITAL MANAGEMENT
•$2.1 billion in cash and cash equivalents and an undrawn $500 million credit facility as of June 30, 2026
•As of June 30, 2026, we held 1.6 billion Canton Coins, valued at $230.0 million of which we are restricted in our ability to transfer 1.3 billion Canton Coins, valued at $181.6 million
•Free cash flow for the trailing twelve months ended June 30, 2026 of $1.1 billion, up 13.0% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Cash paid for capital expenditures and capitalized software development during the second quarter of 2026 of $27.2 million
•Cash paid for investments during the second quarter of 2026 of $6.7 million
•During the second quarter of 2026, Tradeweb purchased a total of 1,908,308 shares of Class A common stock, at an average price of $99.01, for purchases totaling $188.9 million. As of June 30, 2026, $334.3 million in share repurchase authorization remained
•$0.2 million in shares of Class A common stock were withheld during the second quarter of 2026 to satisfy tax obligations related to the vesting or exercise of employee stock-based compensation awards
•The Board declared a quarterly cash dividend of $0.14 per share of Class A common stock and Class B common stock. The dividend will be payable on September 15, 2026 to stockholders of record as of September 1, 2026
OTHER MATTERS
Unchanged Full-Year 2026 Guidance*
•Adjusted Expenses: $1,100 - 1,160 million (trending towards the top half of the range)
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $160 million
•Assumed non-GAAP tax rate: ~23.5% - 24.5%
•Cash capital expenditures and capitalized software development: ~$107 - 117 million
•LSEG Market Data Contract Revenue: ~$105 million
*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2026 Sterling/US$ foreign exchange rate of 1.32.
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CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss second quarter 2026 results starting at 9:30 AM EDT today, July 30, 2026. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/u6hiogc8/
•To join the call via phone, please register in advance here: https://register-conf.media-server.com/register/BIda35a925fa59455aa4d9fa6446e4f6c5. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 3,000 clients in more than 85 countries. On average, Tradeweb facilitated more than $2.9 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(dollars in thousands, except per share amounts)
Revenues
Transaction fees and commissions	$465,335	$429,768	$989,168	$851,112
Subscription fees	61,724	57,392	121,997	113,169
LSEG market data fees	26,496	20,569	53,238	49,494
Other	5,391	5,242	12,307	8,873
Total revenue	558,946	512,971	1,176,710	1,022,648

Expenses
Employee compensation and benefits	172,462	169,693	370,255	346,570
Depreciation and amortization	61,487	63,048	122,196	125,747
Technology and communications	41,976	30,212	81,525	58,940
General and administrative	16,616	29,984	28,560	49,724
Professional fees	12,765	14,159	25,089	26,617
Occupancy	8,378	6,022	16,570	11,096
Total expenses	313,684	313,118	644,195	618,694
Operating income	245,262	199,853	532,515	403,954
Interest income	18,151	14,972	35,602	28,821
Interest expense	(505)	(429)	(1,129)	(1,016)
Other income (loss), net	7,278	12,665	6,122	16,886
Income before taxes	270,186	227,061	573,110	448,645
Provision for income taxes	(63,500)	(51,539)	(133,257)	(104,818)
Net income	206,686	175,522	439,853	343,827
Less: Net income attributable to non-controlling interests	25,368	21,740	53,251	41,663
Net income attributable to Tradeweb Markets Inc.	$181,318	$153,782	$386,602	$302,164

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.85	$0.72	$1.82	$1.42
Diluted	$0.85	$0.71	$1.81	$1.40
Weighted average shares outstanding:
Basic	212,463,597	213,339,761	212,573,754	213,214,326
Diluted	212,795,141	214,971,946	213,059,281	214,934,378

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	June 30,		June 30,
	2026	2025	2026	2025

	(dollars in thousands)
Net income	$206,686	$175,522	$439,853	$343,827
Merger and acquisition transaction and integration costs (1)	305	3,772	482	6,268
Interest income	(18,151)	(14,972)	(35,602)	(28,821)
Interest expense	505	429	1,129	1,016
Depreciation and amortization	61,487	63,048	122,196	125,747
Stock-based compensation expense (2)	778	601	1,434	1,195
Provision for income taxes	63,500	51,539	133,257	104,818
Foreign exchange (gains) / losses (3)	(3,697)	10,622	(12,809)	18,951
Tax receivable agreement liability adjustment (4)	—	—	—	—
Other (income) loss, net	(7,278)	(12,665)	(6,122)	(16,886)
Adjusted EBITDA	$304,135	$277,896	$643,818	$556,115
Less: Depreciation and amortization	(61,487)	(63,048)	(122,196)	(125,747)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	39,902	45,474	79,804	90,947
Adjusted EBIT	$282,550	$260,322	$601,426	$521,315
Net income margin (6)	37.0%	34.2%	37.4%	33.6%
Adjusted EBITDA margin (6)	54.4%	54.2%	54.7%	54.4%
Adjusted EBIT margin (6)	50.6%	50.7%	51.1%	51.0%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents certain non-cash stock-based compensation expense and related payroll taxes, the composition of which may vary each period based on applicable activity. During the three and six months ended June 30, 2026 and 2025, this adjustment includes $0.8 million, $0.6 million, $1.3 million and $1.2 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. As applicable, this adjustment also includes any payroll tax expense associated with the exercise of stock options.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.
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	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	June 30,		June 30,
	2026	2025	2026	2025
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.85	$0.71	$1.81	$1.40
Net income attributable to Tradeweb Markets Inc.	$181,318	$153,782	$386,602	$302,164
Net income attributable to non-controlling interests (1)	25,368	21,740	53,251	41,663
Net income	206,686	175,522	439,853	343,827
Provision for income taxes	63,500	51,539	133,257	104,818
Merger and acquisition transaction and integration costs (2)	305	3,772	482	6,268
D&A related to acquisitions and the Refinitiv Transaction (3)	39,902	45,474	79,804	90,947
Stock-based compensation expense (4)	778	601	1,434	1,195
Foreign exchange (gains) / losses (5)	(3,697)	10,622	(12,809)	18,951
Tax receivable agreement liability adjustment (6)	—	—	—	—
Other (income) loss, net	(7,278)	(12,665)	(6,122)	(16,886)
Adjusted Net Income before income taxes	300,196	274,865	635,899	549,120
Adjusted income taxes (7)	(72,047)	(68,716)	(152,616)	(137,280)
Adjusted Net Income	$228,149	$206,149	$483,283	$411,840
Adjusted Diluted EPS (8)	$0.97	$0.87	$2.05	$1.73

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents certain non-cash stock-based compensation expense and related payroll taxes, the composition of which may vary each period based on applicable activity. During the three and six months ended June 30, 2026 and 2025, this adjustment includes $0.8 million, $0.6 million, $1.3 million and $1.2 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. As applicable, this adjustment also includes any payroll tax expense associated with the exercise of stock options.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 24.0% for the three and six months ended June 30, 2026 and 25.0% for the three and six months ended June 30, 2025, applied to Adjusted Net Income before income taxes.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Diluted weighted average shares of Class A and Class B common stock outstanding	212,795,141	214,971,946	213,059,281	214,934,378
Weighted average of other participating securities (1)	51,400	162,433	64,857	173,894
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,056,868	23,063,153	23,056,868	23,066,571
Adjusted diluted weighted average shares outstanding	235,903,409	238,197,532	236,181,006	238,174,843
Adjusted Net Income (in thousands)	$228,149	$206,149	$483,283	$411,840
Adjusted Diluted EPS	$0.97	$0.87	$2.05	$1.73

(1)
Represents the weighted average of unvested stock awards and unsettled vested stock awards issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

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	Three Months Ended		Six Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	June 30,		June 30,
	2026	2025	2026	2025

	(dollars in thousands)
Operating expenses	$313,684	$313,118	$644,195	$618,694
Merger and acquisition transaction and integration costs (1)	(305)	(3,772)	(482)	(6,268)
D&A related to acquisitions and the Refinitiv Transaction (2)	(39,902)	(45,474)	(79,804)	(90,947)
Stock-based compensation expense (3)	(778)	(601)	(1,434)	(1,195)
Foreign exchange gains / (losses) (4)	3,697	(10,622)	12,809	(18,951)
Adjusted Expenses	$276,396	$252,649	$575,284	$501,333

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents certain non-cash stock-based compensation expense and related payroll taxes, the composition of which may vary each period based on applicable activity. During the three and six months ended June 30, 2026 and 2025, this adjustment includes $0.8 million, $0.6 million, $1.3 million and $1.2 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. As applicable, this adjustment also includes any payroll tax expense associated with the exercise of stock options.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

	Trailing Twelve Months Ended June 30,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2026	2025

	(dollars in thousands)
Cash flow from operating activities	$1,196,188	$1,043,551
Less: Capitalization of software development costs	(69,187)	(55,195)
Less: Purchases of furniture, equipment and leasehold improvements	(51,371)	(36,653)
Free Cash Flow	$1,075,630	$951,703
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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Six Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	June 30,		June 30,
	2026	2025	2026	2025
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$181,318	$153,782	$386,602	$302,164
Less: Distributed and undistributed earnings allocated to participating securities (1)	(44)	(117)	(118)	(225)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$181,274	$153,665	$386,484	$301,939

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	212,463,597	213,339,761	212,573,754	213,214,326
Dilutive effect of PRSUs	—	450,980	—	442,710
Dilutive effect of options	150,786	292,392	185,048	291,132
Dilutive effect of RSUs and RSAs	154,020	330,102	277,543	441,924
Dilutive effect of PSUs	26,738	558,711	22,936	544,286
Weighted average shares of Class A and Class B common stock outstanding - Diluted	212,795,141	214,971,946	213,059,281	214,934,378

Earnings per share - Basic	$0.85	$0.72	$1.82	$1.42
Earnings per share - Diluted	$0.85	$0.71	$1.81	$1.40

(1)
During the three months ended June 30, 2026 and 2025, there was a total of 51,400 and 162,433, respectively, and during the six months ended June 30, 2026 and 2025, there was a total of 64,857 and 173,894, respectively, weighted average unvested or unsettled vested stock awards that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	June 30,
	2026		2025		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$228,006	$74,484	$204,743	$69,774	$23,263	$4,710	11.4%	6.8%
Credit	111,165	17,227	106,956	17,339	4,209	(112)	3.9%	(0.6)%
Equities	36,449	2,442	31,893	2,359	4,556	83	14.3%	3.5%
Money Markets	39,499	4,477	37,287	4,349	2,212	128	5.9%	2.9%
Market Data	75	37,213	109	30,308	(34)	6,905	(31.2)%	22.8%
Other	1,966	5,943	1,875	5,979	91	(36)	4.9%	(0.6)%
Total revenue	$417,160	$141,786	$382,863	$130,108	$34,297	$11,678	9.0%	9.0%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	June 30,		YoY
	2026	2025	% Change
Rates	$2.07	$2.29	(9.4)%
Rates Cash	$2.30	$2.36	(2.6)%
Rates Derivatives	$1.96	$2.24	(12.7)%
Rates Derivatives (≥ 1 year)	$3.40	$3.79	(10.3)%
Other Rates Derivatives (1)	$0.26	$0.26	2.3%

Credit	$42.00	$45.82	(8.3)%
Cash Credit (2)	$114.03	$128.76	(11.4)%
Credit Derivatives, China Bonds and U.S. Cash EP	$7.11	$7.84	(9.3)%

Equities	$18.19	$18.68	(2.6)%
Equities Cash	$29.00	$30.54	(5.1)%
Equities Derivatives	$7.60	$6.97	9.1%

Money Markets	$0.50	$0.52	(4.4)%

Total	$2.14	$2.30	(7.2)%
Total excluding Other Rates Derivatives (3)	$2.53	$2.66	(4.8)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2026 Q2		2025 Q2		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$595,662	$36,926,094	$546,388	$33,874,564	9.02%
U.S. Government Bonds		263,700	16,349,369	250,448	15,527,787	5.29%
European Government Bonds		64,514	3,999,848	55,015	3,410,960	17.26%
Mortgages		254,244	15,763,150	229,669	14,239,470	10.70%
Other Government Bonds		13,204	813,727	11,256	696,347	17.31%
	Derivatives	1,180,310	73,082,748	896,661	55,620,692	31.63%
Swaps/Swaptions ≥ 1Y		637,213	39,447,851	503,630	31,235,081	26.52%
Swaps/Swaptions < 1Y		529,727	32,805,931	383,575	23,782,432	38.10%
Futures		13,370	828,965	9,456	603,178	41.40%
	Total	1,775,972	110,008,842	1,443,050	89,495,255	23.07%
Credit	Cash	19,394	1,198,520	18,218	1,124,069	6.46%
U.S. High Grade - Fully Electronic		8,672	537,687	7,299	452,530	18.82%
U.S. High Grade - Electronically Processed		3,118	193,339	3,369	208,852	(7.43)%
U.S. High Yield - Fully Electronic		1,202	74,519	1,112	68,952	8.07%
U.S. High Yield - Electronically Processed		374	23,196	339	21,026	10.32%
European Credit		3,163	196,107	2,563	158,887	23.43%
Municipal Bonds		450	27,926	513	31,822	(12.24)%
Chinese Bonds		1,971	118,272	2,683	160,994	(26.54)%
Other Credit Bonds		443	27,472	340	21,006	30.32%
	Derivatives	23,355	1,447,941	19,522	1,210,363	19.63%
Swaps		23,355	1,447,941	19,522	1,210,363	19.63%
	Total	42,749	2,646,460	37,740	2,334,432	13.27%
Equities	Cash	15,996	991,753	13,686	848,517	16.88%
U.S. ETFs		11,458	710,427	9,750	604,519	17.52%
International ETFs		4,538	281,327	3,935	243,998	15.30%
	Derivatives	16,327	1,012,258	13,863	859,486	17.77%
Convertibles/Swaps/Options		11,177	692,971	9,785	606,661	14.23%
Futures		5,150	319,286	4,078	252,825	26.29%
	Total	32,323	2,004,011	27,548	1,708,003	17.33%
Money Markets	Cash	1,161,469	79,538,143	1,039,973	71,669,216	11.68%
Repurchase Agreements (Repo)		884,866	54,861,664	768,630	47,655,045	15.12%
Other Money Markets		276,604	24,676,479	271,343	24,014,171	1.94%
	Total	1,161,469	79,538,143	1,039,973	71,669,216	11.68%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$3,012,513	$194,197,456	$2,548,311	$165,206,907	18.22%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal assets consist of its direct and indirect equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three and six months ended June 30, 2026 and 2025 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2026 guidance and full-year 2026 revenue guidance related to the LSEG market data license agreement, any acquisitions, investments, partnerships and collaborations, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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